Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT, dated as of August 29, 2024 (this “Support Agreement”), is entered into by and among Mountain Crest Global Holdings LLC, a Delaware limited liability company (the “Sponsor”), shareholders listed on Exhibit A hereto (each a “Stockholder”) and CubeBio Co., Ltd., a corporation (“chusik hoesa”) organized under the laws of Korea (the “Company”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the BCA (as defined below).

WHEREAS, the Company and Mountain Crest Acquisition Corp., V, a Delaware corporation (“SPAC”) are parties to that certain Business Combination Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “BCA”), which provides, among other things, that, upon the terms and subject to the conditions thereof, (i) CHL SPAC Merger Sub, Inc. (“SPAC Merger Sub”) will be merged with and into SPAC with SPAC being the surviving entity (the “SPAC Merger”) as a direct wholly owned subsidiary of CubeBio Holdings Limited (“PubCo”) and (ii) all shareholders of the Company shall transfer their respective Company Common Shares to a newly-formed chusik hoesa (“Exchange Sub”) in exchange for the right to receive PubCo Ordinary Shares held by Exchange Sub;

WHEREAS, as of the date hereof, each Stockholder owns the number of shares of SPAC Shares set forth on Exhibit A (all such shares, or any successor or additional shares of SPAC of which ownership of record or the power to vote is hereafter acquired by the Stockholder prior to the termination of this Agreement being referred to herein as the “Stockholder Shares”); and

WHEREAS, in order to induce the Company to enter into the BCA, each Stockholder is executing and delivering this Support Agreement to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (a) the consummation of the Transactions, and (b) such date and time as the BCA shall be terminated in accordance with Section 10.1 thereof (the “Expiration Time”), each Stockholder, in its capacity as a stockholder of SPAC, agrees that, at the Special Meeting, at any other meeting of SPAC Shareholders related to the transactions contemplated by the BCA (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of SPAC Shareholders related to the transactions contemplated by the BCA (the Special Meeting and all other meetings or consents related to the BCA, collectively referred to herein as the “Meeting”), the Sponsor shall:

a.	when the Meeting is held, appear at the Meeting or otherwise cause the Stockholder Shares to be counted as present thereat for the purpose of establishing a quorum;

b.	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder Shares in favor of each of the SPAC Shareholder Matters; and

c.	vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder Shares against any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the SPAC Merger or any of the Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of SPAC under the BCA or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Support Agreement.

The obligations of the Stockholders specified in this Section 1 shall apply whether or not the SPAC Merger or any action described above is recommended by SPAC Board.

2. Restrictions on Transfer. Until the Expiration Time, except as contemplated by the Sponsor Share Purchase Agreement, each Stockholders agrees that it shall not, directly or indirectly, sell, assign or otherwise transfer any of the Stockholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to the Company. SPAC shall not register any sale, assignment or transfer of the Stockholder Shares (book entry or otherwise) that is not in compliance with this Section 2.

3. No Redemption. Each Stockholder hereby agrees that it shall not redeem, or submit a request to SPAC’s transfer agent or otherwise exercise any right to redeem, any Stockholder Shares.

4. New Securities. During the period commencing on the date hereof and ending on the Expiration Time, in the event that, (a) any shares of SPAC Shares or other equity securities of SPAC are issued to any Stockholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination, (b) any Stockholder purchases or otherwise acquires beneficial ownership of any shares of SPAC Shares or other equity securities of SPAC after the date of this Support Agreement, or (c) any Stockholder acquires the right to vote or share in the voting of any SPAC Shares or other equity securities of SPAC after the date of this Support Agreement (such SPAC Shares or other equity securities of SPAC, collectively the “New Securities”), then such New Securities acquired or purchased by the relevant Stockholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Stockholder Shares as of the date hereof.

5. Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Entity or to securityholders of SPAC) of such Stockholder’s identity and beneficial ownership of Stockholder Shares and the nature of Sponsor’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by SPAC, a copy of this Support Agreement. Each Stockholder will promptly provide any information reasonably requested by SPAC for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

6. No Challenge. Each Stockholder agrees, in its capacity as a stockholder only, not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC or the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the BCA or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the BCA.

7. Stockholder Representations: Each Stockholder represents and warrants to SPAC and the Company, as of the date hereof, that:

a.	such Stockholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked;

b.	such Stockholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

c.	(i) if such Stockholder is not an individual, such Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the such Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Stockholder and (ii) if such Stockholder is an individual, the signature on this Support Agreement is genuine, and such Stockholder has legal competence and capacity to execute the same;

d.	this Support Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

e.	the execution and delivery of this Support Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Stockholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Support Agreement;

f.	there are no Proceedings pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of such Stockholder’s obligations under this Support Agreement;

g.	no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Stockholder or, to the knowledge of such Stockholder, by SPAC;

h.	such Stockholder has had the opportunity to read the BCA and this Support Agreement and has had the opportunity to consult with such Stockholder’s tax and legal advisors;

i.	such Stockholder has not entered into, and shall not enter into, any agreement that would prevent such Stockholder from performing any of such Stockholder’s obligations hereunder;

j.	such Stockholder has good title to the Stockholder Shares opposite such Stockholder’s name on Exhibit A, free and clear of any Liens other than Permitted Liens, and such Stockholder has the sole power to vote or cause to be voted such Stockholder Shares; and

k.	the Stockholder Shares opposite such Stockholder’s name on Exhibit A are the only shares of SPAC Shares owned of record or beneficially owned by the Stockholder as of the date hereof, and none of such Stockholder Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Stockholder Shares that is inconsistent with such Stockholder’s obligations pursuant to this Support Agreement.

8. Damages; Remedies. Each Stockholder hereby agrees and acknowledges that (a) SPAC and the Company would be irreparably injured in the event of a breach by the Stockholder of its obligations under this Support Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

9. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

10. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on each Stockholder, the SPAC and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

11. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law; Jurisdiction; Jury Trial Waiver. Section 12.7 and Section 12.8 of the BCA are incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.1 of the BCA to the applicable party, with respect to the Company at the address set forth in Section 12.1 of the BCA, and, with respect to each Sponsor, at its address set forth on Exhibit A.

15. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the BCA. No such termination shall relieve any Stockholder, SPAC or the Company from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

16. Adjustment for Stock Split. If, and as often as, there are any changes in the SPAC or the Stockholder Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Stockholder, SPAC the Company, the Stockholder Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

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IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

CUBEBIO CO., LTD.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

MOUNTAIN CREST GLOBAL HOLDINGS LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ Suying Liu
Suying Liu

/s/ Todd Milbourn
Todd Milbourn

/s/ Nelson Haight
Nelson Haight

/s/ Wenhua Zhang
Wenhua Zhang

Exhibit A

Stockholders

Stockholders	Number of Shares	Address for Notices
Mountain Crest Global Holdings LLC	2,165,800	c/o Mountain Crest Acquisition Corp. IV 311 West 43rd St., 12th Floor New York, NY 10036
Suying Liu	2,165,800	c/o Mountain Crest Acquisition Corp. IV 311 West 43rd St., 12th Floor New York, NY 10036
Nelson Haight	2,400	c/o Mountain Crest Acquisition Corp. IV 311 West 43rd St., 12th Floor New York, NY 10036
Todd Milbourn	2,400	c/o Mountain Crest Acquisition Corp. IV 311 West 43rd St., 12th Floor New York, NY 10036
Wenhua Zhang	2,400	c/o Mountain Crest Acquisition Corp. IV 311 West 43rd St., 12th Floor New York, NY 10036

A-1